UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 25, 2005

Date of report (Date of earliest event reported)

Alpha Spacecom, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13628 (Commission File Number)	13-3183646 (I.R.S. Employer Identification No.)

Room 1305, 13/F Progress Commercial Building,

7-17 Irving Street

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)

Effective January 25, 2005, the Board of Directors held a special meeting and appointed Mr. Jun Chen a director of the Company to fill the vacant seat on the board of directors. Mr. Jun Chen is an entrepreneur in China. His business career is focused on entertainment and commercial real estate finance, management and development.  Prior to entering business for himself he was an executive at the Beijing City Development Company, China Real Estate Department Post and at China Media Data Encryption Company.  Jun has extensive knowledge and hands on experience in China’s media entertainment and land development projects.

And, that the Company hereby appoints Mr. Jun Chen, Mr. Shan Ming Shen, Mr. John Santoyo, and Mr. Dennis Johnston as the vice president of the Company; and Miss Ming Liu as Secretary/Treasurer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Spacecom, Inc.

Date:  January 25, 2005

By: /s/  Fung T. Sien

Fung T. Sien

Chairman, Chief Executive Officer and President